Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES THIRD QUARTER 2022 FINANCIAL AND OPERATING RESULTS

Midland, TX (November 7, 2022) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the third quarter ended September 30, 2022.

THIRD QUARTER 2022 HIGHLIGHTS

•Average production of 224.3 MBO/d (390.6 MBOE/d)
•Cash flow from operating activities of $1.93 billion; Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $1.65 billion
•Cash capital expenditures of $491 million
•Free Cash Flow (as defined and reconciled below) of $1.16 billion
•Declared Q3 2022 base cash dividend of $0.75 per share payable on November 25, 2022; implies a 1.9% annualized yield based on November 4, 2022 closing share price of $161.37
•Declared a variable cash dividend of $1.51 per share payable on November 25, 2022; total base-plus-variable dividend of $2.26 per share implies a 5.6% annualized yield based on November 4, 2022 closing share price of $161.37
•Repurchased 3,922,418 shares of common stock in Q3 2022 for $472 million (at a weighted average price of $120.50/share)
•Total Q3 2022 return of capital of $874 million from stock repurchases and the declared base-plus-variable dividend; represents ~75% of Q3 2022 Free Cash Flow (as defined and reconciled below)
•As previously announced, completed Rattler Midstream LP ("Rattler") buy-in transaction on August 24, 2022

RECENT HIGHLIGHTS

•Completed divestiture of non-core Delaware Basin acreage for net proceeds of $155 million; divested assets included approximately 3,250 net acres, with net production of approximately 550 BO/d (800 BOE/d)
•In conjunction with its previously announced target of at least $500 million of non-core asset sales by year-end 2023, Diamondback expects to use net proceeds from this transaction towards debt reduction
•Previously announced acquisition of leasehold interest and related assets from FireBird Energy LLC ("FireBird") for $775 million in cash and 5.86 million shares; transaction expected to close on November 30, 2022, subject to certain closing conditions and adjustments
•Previously announced target to reduce Scope 1+2 GHG intensity by at least 50% from 2020 levels by 2030

“The third quarter was another solid quarter for Diamondback. We focused on cost control, working to mitigate inflationary pressures associated with the variable components of our cost structure through improved operational techniques. By doing so, we continue to be the leader in low-cost operations, maximizing returns for our stockholders. Our high cash margins and best-in-class well costs contributed to nearly $1.2 billion of Free Cash Flow, of which approximately $874 million, or ~75%, is being returned to our stockholders through $472 million in share repurchases and approximately $402 million in total dividends,” stated Travis Stice, Chairman and Chief Executive Officer of Diamondback.

Mr. Stice continued, “Earlier this month, we announced our pending acquisition of the assets of FireBird Energy for $775 million in cash and 5.86 million of shares of Diamondback common stock. We expect this asset to compete for capital right away following closing and provide over a decade of high-quality inventory in the Midland Basin. At the same time, the transaction is expected to immediately increase per share returns to our stockholders and improve the duration of the Company’s cash return profile. In conjunction with this pending acquisition, we announced a target to sell at least $500 million of non-core assets, which includes the $155 million non-core asset sale we announced today, ensuring we maintain our investment grade balance sheet and improve our overall financial position.”

OPERATIONS UPDATE

The tables below provide a summary of operating activity for the third quarter of 2022.

Total Activity (Gross Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	48	42
Delaware Basin	11	21
Total	59	63

Total Activity (Net Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	44	40
Delaware Basin	10	20
Total	54	60

During the third quarter of 2022, Diamondback drilled 48 gross horizontal wells in the Midland Basin and 11 gross horizontal wells in the Delaware Basin. The Company turned 42 operated horizontal wells to production in the Midland Basin and 21 operated horizontal wells to production in the Delaware Basin. The average lateral length for the wells completed during the third quarter was 11,289 feet. Operated completions during the third quarter consisted of 26 Wolfcamp A wells, 16 Lower Spraberry wells, 13 Wolfcamp B wells, three Second Bone Spring wells, two Third Bone Spring wells, two Jo Mill wells and one Middle Spraberry well.

Through the third quarter of 2022, Diamondback has drilled 138 gross horizontal wells in the Midland Basin and 34 gross horizontal wells in the Delaware Basin. The Company has turned 152 operated horizontal wells to production in the Midland Basin and 42 operated horizontal wells to production in the Delaware Basin. The average lateral length for wells completed during the first nine months of 2022 was 10,439 feet, and consisted of 61 Wolfcamp A wells, 50 Lower Spraberry wells, 32 Wolfcamp B wells, 21 Jo Mill wells, 15 Middle Spraberry wells, 11 Second Bone Spring wells, three Third Bone Spring wells and one Barnett well.

FINANCIAL UPDATE

Diamondback's third quarter 2022 net income was $1.18 billion, or $6.72 per diluted share. Adjusted net income (as defined and reconciled below) was $1.14 billion, or $6.48 per diluted share.

Third quarter 2022 cash flow from operating activities was $1.93 billion. Through the first nine months of 2022, Diamondback's cash flow from operating activities was $4.88 billion.

During the third quarter of 2022, Diamondback spent $422 million on operated and non-operated drilling and completions, $42 million on infrastructure and environmental and $27 million on midstream, for total cash capital expenditures of $491 million. Activity-based capital expenditures for the third quarter of 2022 were approximately $579 million. During the first nine months of 2022, Diamondback has spent $1.20 billion on operated and non-operated drilling and completions, $124 million on infrastructure and environmental and $69 million on midstream, for total cash capital expenditures of $1.40 billion.

Third quarter 2022 Consolidated Adjusted EBITDA (as defined and reconciled below) was $1.91 billion. Adjusted EBITDA net of non-controlling interest (as defined and reconciled below) was $1.86 billion.

Diamondback's third quarter 2022 Free Cash Flow (as defined and reconciled below) was $1.16 billion. Through September 30, 2022, Diamondback's Free Cash Flow (as defined and reconciled below) was $3.46 billion.

Third quarter 2022 average unhedged realized prices were $89.79 per barrel of oil, $6.46 per Mcf of natural gas and $34.96 per barrel of natural gas liquids ("NGLs"), resulting in a total equivalent unhedged realized price of $67.25 per BOE.

Diamondback's cash operating costs for the third quarter of 2022 were $11.97 per BOE, including lease operating expenses ("LOE") of $5.09 per BOE, cash general and administrative ("G&A") expenses of $0.56 per BOE, production and ad valorem taxes of $4.34 per BOE and gathering and transportation expenses of $1.98 per BOE.

As of September 30, 2022, Diamondback had $15 million in standalone cash and $235 million of borrowings outstanding under its revolving credit facility, with approximately $1.36 billion available for future borrowing under the facility and approximately $1.38 billion of total liquidity.

DIVIDEND DECLARATIONS

Diamondback announced today that the Company's Board of Directors declared a base cash dividend of $0.75 per common share for the third quarter of 2022 payable on November 25, 2022, to stockholders of record at the close of business on November 17, 2022.

The Company's Board of Directors also declared a variable cash dividend of $1.51 per common share for the third quarter of 2022 payable on November 25, 2022, to stockholders of record at the close of business on November 17, 2022.

Future base and variable dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

COMMON STOCK REPURCHASE PROGRAM

On September 15, 2021 the Board of Directors of Diamondback authorized the Company to acquire up to $2.00 billion of common stock. On July 28, 2022, Diamondback's Board of Directors approved increasing total authorized common stock repurchases to $4.00 billion. During the third quarter of 2022, Diamondback repurchased 3,922,418 shares of common stock at an average share price of $120.50 for a total cost of approximately $472 million. To date, Diamondback has repurchased 10,518,556 shares of common stock at an average share price of $115.81 for a total cost of approximately $1.22 billion. Diamondback intends to purchase common stock under the common stock repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. This repurchase program has no time limit and may be suspended from time to time, modified, extended or discontinued by the Board at any time. Purchases under the repurchase program may be made from time to time in privately negotiated transactions or open market transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable legal requirements and other factors. Any common stock purchased as part of this program will be retired.

SENIOR NOTES OFFERING

On October 28, 2022 Diamondback completed the previously announced $1.1 billion public senior notes offering and used a portion of the net proceeds from this offering to redeem in full $500 million aggregate principal amount of Rattler's senior notes that remained outstanding following the Rattler buy-in transaction, with the remaining net proceeds to be used for general corporate purposes, including the funding of a portion of the cash consideration for the pending FireBird acquisition.

FULL YEAR 2022 GUIDANCE

Below is Diamondback's guidance for the full year 2022, which includes fourth quarter production, cash tax and capital guidance. This guidance has been updated to give effect to the estimated fourth quarter contribution related to the pending FireBird acquisition, which is expected to close on November 30, 2022.

	2022 Guidance	2022 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Net production - MBOE/d	385 - 386	33.25 - 33.75
Oil production - MBO/d	223 - 224	19.25 - 19.50
Q4 2022 oil production - MBO/d (total - MBOE/d)	224 - 228 (386 - 393)
FireBird Q4 2022 contribution - MBO/d (MBOE/d)	5.7 (7.4)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$4.50 - $5.00
G&A
Cash G&A	$0.65 - $0.80	$0.50 - $0.60
Non-cash equity-based compensation	$0.40 - $0.50	$0.10 - $0.20
DD&A	$8.75 - $9.75	$9.75 - $10.75
Interest expense (net of interest income)	$1.10 - $1.30	$3.25 - $3.75
Gathering and transportation	$1.80 - $1.90

Production and ad valorem taxes (% of revenue)(a)	~7%	7%
Corporate tax rate (% of pre-tax income)	23%
Cash tax rate (% of pre-tax income)	10% - 15%	11% - 16%
Q4 2022 Cash taxes ($ - million)	$145 - $175	$2 - $5

Capital Budget ($ - million)
Drilling, completion, capital workovers, and non-operated properties	$1,700 - $1,715
Midstream (ex. equity method investments)	~$85
Infrastructure and environmental	~$150
2022 Capital expenditures (FireBird portion)	$1,935 - $1,950 ($30 - $45)
Q4 2022 Capital expenditures (FireBird portion)	$540 - $555 ($30 - $45)

Gross horizontal wells drilled (net)(b)	~260 (~240)
Gross horizontal wells completed (net)(b)	~275 (~253)
Average lateral length (Ft.)	~10,200'
FY 2022 Midland Basin well costs per lateral foot (current)	~$580 ($620)
FY 2022 Delaware Basin well costs per lateral foot (current)	~$780 ($850)
Midland Basin net lateral feet (%)	~80%
Delaware Basin net lateral feet (%)	~20%
(a)Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.
(b)Includes six drilled and seven completed wells from the pending FireBird acquisition assuming a November 30, 2022 closing date.

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the third quarter of 2022 on Tuesday, November 8, 2022 at 8:00 a.m. CT. Access to the live audio-only webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases such as the COVID-19 pandemic, and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine on the global energy markets and geopolitical stability; concerns over a potential economic slowdown or recession; inflationary pressures; rising interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; transition risks relating to climate change and the risks and other factors disclosed in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this news release. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$27	$654
Restricted cash	7	18
Accounts receivable:
Joint interest and other, net	115	72
Oil and natural gas sales, net	669	598
Inventories	59	62
Derivative instruments	98	13
Income tax receivable	2	1
Prepaid expenses and other current assets	54	28
Total current assets	1,031	1,446
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($8,386 million and $8,496 million excluded from amortization at September 30, 2022 and December 31, 2021, respectively)	35,019	32,914
Other property, equipment and land	1,371	1,250
Accumulated depletion, depreciation, amortization and impairment	(14,487)	(13,545)
Property and equipment, net	21,903	20,619
Funds held in escrow	5	12
Equity method investments	674	613
Derivative instruments	11	4
Deferred income taxes, net	74	40
Investment in real estate, net	87	88
Other assets	58	76
Total assets	$23,843	$22,898
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$139	$36
Accrued capital expenditures	371	295
Current maturities of long-term debt	10	45
Other accrued liabilities	403	419
Revenues and royalties payable	634	452
Derivative instruments	90	174
Income taxes payable	31	17
Total current liabilities	1,678	1,438
Long-term debt	5,347	6,642
Derivative instruments	184	29
Asset retirement obligations	325	166
Deferred income taxes	1,737	1,338
Other long-term liabilities	14	40
Total liabilities	9,285	9,653
Stockholders’ equity:
Common stock, $0.01 par value; 400,000,000 shares authorized; 175,631,465 and 177,551,347 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	13,646	14,084
Retained earnings (accumulated deficit)	195	(1,998)
Total Diamondback Energy, Inc. stockholders’ equity	13,843	12,088
Non-controlling interest	715	1,157
Total equity	14,558	13,245
Total liabilities and equity	$23,843	$22,898

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Oil, natural gas and natural gas liquid sales	$2,417	$1,897	$7,558	$4,736
Other operating income	20	13	55	39
Total revenues	2,437	1,910	7,613	4,775
Costs and expenses:
Lease operating expenses	183	156	491	415
Production and ad valorem taxes	156	124	495	304
Gathering and transportation	71	67	191	154
Depreciation, depletion, amortization and accretion	336	341	979	955
General and administrative expenses	34	38	109	99
Merger and integration expense	11	—	11	77
Other operating expenses	32	20	85	81
Total costs and expenses	823	746	2,361	2,085
Income (loss) from operations	1,614	1,164	5,252	2,690
Other income (expense):
Interest expense, net	(43)	(57)	(122)	(170)
Other income (expense), net	(5)	2	(3)	(4)
Gain (loss) on derivative instruments, net	(24)	(234)	(677)	(895)
Gain (loss) on sale of equity method investments	—	—	—	23
Gain (loss) on extinguishment of debt	(1)	(12)	(59)	(73)
Income (loss) from equity investments	19	4	56	6
Total other income (expense), net	(54)	(297)	(805)	(1,113)
Income (loss) before income taxes	1,560	867	4,447	1,577
Provision for (benefit from) income taxes	290	193	913	352
Net income (loss)	1,270	674	3,534	1,225
Net income (loss) attributable to non-controlling interest	86	25	155	45
Net income (loss) attributable to Diamondback Energy, Inc.	$1,184	$649	$3,379	$1,180

Earnings (loss) per common share:
Basic	$6.72	$3.55	$18.99	$6.66
Diluted	$6.72	$3.55	$18.99	$6.66
Weighted average common shares outstanding:
Basic	174,406	181,027	176,169	175,464
Diluted	174,408	181,027	176,171	175,464
Dividends declared per share	$2.26	$0.50	$8.36	$1.35

Diamondback Energy, Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$1,270	$674	$3,534	$1,225
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	102	193	375	348
Depreciation, depletion, amortization and accretion	336	341	979	955
(Gain) loss on extinguishment of debt	1	12	59	73
(Gain) loss on derivative instruments, net	24	234	677	895
Cash received (paid) on settlement of derivative instruments	(96)	(363)	(816)	(847)
(Income) loss from equity investment	(19)	(4)	(56)	(6)
Equity-based compensation expense	14	14	42	37
(Gain) loss on sale of equity method investments	—	—	—	(23)
Other	21	30	57	45
Changes in operating assets and liabilities:
Accounts receivable	267	(135)	(113)	(307)
Income tax receivable	(2)	53	(1)	152
Prepaid expenses and other	(31)	5	(16)	23
Accounts payable and accrued liabilities	(8)	(13)	(29)	(39)
Income tax payable	28	—	14	—
Revenues and royalties payable	19	157	182	257
Other	(1)	1	(4)	(11)
Net cash provided by (used in) operating activities	1,925	1,199	4,884	2,777
Cash flows from investing activities:
Drilling, completions and infrastructure additions to oil and natural gas properties	(464)	(385)	(1,327)	(1,030)
Additions to midstream assets	(27)	(6)	(69)	(23)
Property acquisitions	(248)	(33)	(629)	(454)
Proceeds from sale of assets	33	12	105	112
Funds held in escrow	(6)	(1)	6	50
Other	(8)	(12)	(38)	22
Net cash provided by (used in) investing activities	(720)	(425)	(1,952)	(1,323)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities	2,521	98	4,100	759
Repayments under credit facilities	(2,556)	(73)	(4,119)	(853)
Proceeds from senior notes	—	—	750	2,200
Repayment of senior notes	(45)	(433)	(1,910)	(2,540)
Proceeds from (repayments to) joint venture	(24)	(4)	(41)	(14)
Premium on extinguishment of debt	—	(12)	(49)	(178)
Repurchased shares under buyback program	(472)	(22)	(782)	(22)
Repurchased units under buyback program	(51)	(27)	(122)	(63)
Dividends to stockholders	(526)	(81)	(1,174)	(221)
Distributions to non-controlling interest	(71)	(31)	(181)	(72)
Financing portion of net cash received (paid) for derivative instruments	—	(34)	—	25
Other	(6)	(10)	(42)	(42)
Net cash provided by (used in) financing activities	(1,230)	(629)	(3,570)	(1,021)
Net increase (decrease) in cash and cash equivalents	(25)	145	(638)	433
Cash, cash equivalents and restricted cash at beginning of period	59	396	672	108
Cash, cash equivalents and restricted cash at end of period	$34	$541	$34	$541

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended September 30, 2021
Production Data:
Oil (MBbls)	20,638	20,120	22,058
Natural gas (MMcf)	45,799	42,912	45,571
Natural gas liquids (MBbls)	7,667	7,349	7,540
Combined volumes (MBOE)(1)	35,938	34,621	37,193

Daily oil volumes (BO/d)	224,326	221,099	239,761
Daily combined volumes (BOE/d)	390,630	380,451	404,274

Average Prices:
Oil ($ per Bbl)	$89.79	$108.80	$68.27
Natural gas ($ per Mcf)	$6.46	$6.15	$3.34
Natural gas liquids ($ per Bbl)	$34.96	$40.69	$31.70
Combined ($ per BOE)	$67.25	$79.49	$51.00

Oil, hedged ($ per Bbl)(2)	$87.41	$97.32	$53.81
Natural gas, hedged ($ per Mcf)(2)	$5.50	$4.40	$2.04
Natural gas liquids, hedged ($ per Bbl)(2)	$34.96	$40.69	$31.30
Average price, hedged ($ per BOE)(2)	$64.67	$70.65	$40.76

Average Costs per BOE:
Lease operating expenses	$5.09	$4.59	$4.19
Production and ad valorem taxes	4.34	5.14	3.33
Gathering and transportation expense	1.98	1.76	1.80
General and administrative - cash component	0.56	0.75	0.65
Total operating expense - cash	$11.97	$12.24	$9.97

General and administrative - non-cash component	$0.39	$0.38	$0.37
Depletion	$8.79	$8.84	$8.71
Interest expense, net	$1.20	$1.13	$1.53
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, impairment and abandonments related to equity method investments, (gain) loss on sale of equity method investments, (gain) loss on extinguishment of debt, non-cash equity-based compensation expense, capitalized equity-based compensation expense, merger and integration expense, other non-cash transactions and provision for (benefit from) income taxes, if any. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended September 30, 2021
Net income (loss) attributable to Diamondback Energy, Inc.	$1,184	$1,416	$649
Net income (loss) attributable to non-controlling interest	86	45	25
Net income (loss)	1,270	1,461	674
Non-cash (gain) loss on derivative instruments, net	(72)	(199)	(163)
Interest expense, net	43	39	57
Depreciation, depletion, amortization and accretion	336	330	341
Depreciation and interest expense related to equity method investments	17	16	9
Impairment and abandonments related to equity method investments	—	1	1
(Gain) loss on extinguishment of debt	1	4	12
Non-cash equity-based compensation expense	20	19	19
Capitalized equity-based compensation expense	(6)	(6)	(5)
Merger and integration expenses	11	—	—
Other non-cash transactions	1	—	(2)
Provision for (benefit from) income taxes	290	402	193
Consolidated Adjusted EBITDA	1,911	2,067	1,136
Less: Adjustment for non-controlling interest	54	75	42
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$1,857	$1,992	$1,094

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on sale of property, plant and equipment, impairment and abandonments related to equity method investments, (gain) loss on extinguishment of debt, merger and integration expense; other non-cash transactions and related income tax adjustments, if any. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended September 30, 2022
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(a)	$1,184	$6.72
Net income (loss) attributable to non-controlling interest	86	0.49
Net income (loss)(a)	1,270	7.21
Non-cash (gain) loss on derivative instruments, net	(72)	(0.41)
(Gain) loss on extinguishment of debt	1	0.01
Merger and integration expense	11	0.06
Other non-cash transactions	1	0.01
Adjusted net income excluding above items(a)	1,211	6.88
Income tax adjustment for above items	11	0.06
Adjusted net income(a)	1,222	6.94
Less: Adjusted net income attributable to non-controlling interest	80	0.46
Adjusted net income attributable to Diamondback Energy, Inc.(a)	$1,142	$6.48

Weighted average common shares outstanding:
Basic		174,406
Diluted		174,408
(a) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) plus the reallocation of $12 million in earnings attributable to participating securities, divided by (iii) diluted weighted average common shares outstanding.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES, FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure representing net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because adjusted operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a non-GAAP financial measure, is cash flow from operating activities before changes in working capital in excess of cash capital expenditures. Adjusted Free Cash Flow, which is a non-GAAP financial measure, is Free Cash Flow adjusted for early termination of commodity derivative contracts. The Company believes that Free Cash Flow and Adjusted Free Cash Flow are useful to investors as they provide measures to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis as adjusted for non-recurring early settlements of commodity derivative contracts. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes, Free Cash Flow and Adjusted Free Cash Flow may not be comparable to other similarly titled measures of other companies. The Company uses Free Cash Flow to reduce debt, as well as return capital to stockholders as determined by the Board of Directors.

The following tables present a reconciliation of net cash provided by operating activities to operating cash flow before working capital changes and to Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes, Free Cash Flow and Adjusted Free Cash Flow
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$1,925	$1,199	$4,884	$2,777
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	267	(135)	(113)	(307)
Income tax receivable	(2)	53	(1)	152
Prepaid expenses and other	(31)	5	(16)	23
Accounts payable and accrued liabilities	(8)	(13)	(29)	(39)
Income tax payable	28	—	14	—
Revenues and royalties payable	19	157	182	257
Other	(1)	1	(4)	(11)
Total working capital changes	272	68	33	75
Operating cash flow before working capital changes	1,653	1,131	4,851	2,702
Drilling, completions and infrastructure additions to oil and natural gas properties	(464)	(385)	(1,327)	(1,030)
Additions to midstream assets	(27)	(6)	(69)	(23)
Total Cash CAPEX	(491)	(391)	(1,396)	(1,053)
Free Cash Flow	1,162	740	3,455	1,649
Early termination of derivatives	3	—	138	—
Adjusted Free Cash Flow	$1,165	$740	$3,593	$1,649

NET DEBT

The Company defines net debt as total debt less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	September 30, 2022	Net Q3 Principal Borrowings/(Repayments)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(in millions)
Diamondback Energy, Inc.(a)	$4,340	$134	$4,206	$4,533	$5,277	$5,938
Viper Energy Partners LP(a)	675	(5)	680	728	784	572
Rattler Midstream LP(a)	500	(232)	732	730	695	500
Total debt	5,515	$(103)	5,618	5,991	6,756	7,010
Cash and cash equivalents	(27)		(43)	(149)	(654)	(457)
Net debt	$5,488		$5,575	$5,842	$6,102	$6,553
(a)    Excludes debt issuance costs, discounts, premiums and fair value hedges.

DERIVATIVES

As of November 4, 2022, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper Energy Partners LP. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2024
Costless Collars - WTI (Cushing)	4,000	—	—	—	—	—
Long Put Price ($/Bbl)	$50.00	—	—	—	—	—
Ceiling Price ($/Bbl)	$128.01	—	—	—	—	—
Costless Collars - WTI (Magellan East Houston)	7,000	—	—	—	—	—
Long Put Price ($/Bbl)	$50.00	—	—	—	—	—
Ceiling Price ($/Bbl)	$95.55	—	—	—	—	—
Costless Collars - Crude Brent Oil	15,000	6,000	6,000	—	—	—
Long Put Price ($/Bbl)	$55.00	$60.00	$60.00	—	—	—
Ceiling Price ($/Bbl)	$103.06	$114.57	$114.57	—	—	—
Long Puts - WTI (Cushing)	8,000	8,000	—	—	—	—
Long Put Price ($/Bbl)	$55.00	$54.25	—	—	—	—
Deferred Premium ($/Bbl)	$-1.54	$-1.90	—	—	—	—
Long Puts - WTI (Magellan East Houston)	20,000	28,000	14,000	2,000	—	—
Long Put Price ($/Bbl)	$51.00	$53.93	$52.86	$55.00	—	—
Deferred Premium ($/Bbl)	$-1.81	$-1.78	$-1.75	$-1.86	—	—
Long Puts - Crude Brent Oil	72,326	69,000	43,000	11,000	—	—
Long Put Price ($/Bbl)	$51.20	$53.33	$52.79	$51.82	—	—
Deferred Premium ($/Bbl)	$-1.78	$-1.74	$-1.80	$-1.92	—	—
Basis Swaps - WTI (Midland)	10,000	24,000	24,000	24,000	24,000	—
	$0.84	$0.90	$0.90	$0.90	$0.90	—
Basis Spread Puts - WTI (Cushing) / Brent	50,000	—	—	—	—	—
Spread Price ($/Bbl)	$-10.40	—	—	—	—	—
Deferred Premium ($/Bbl)	$-0.78	—	—	—	—	—
Roll Swaps - WTI	55,000	—	—	—	—	—
	$0.89	—	—	—	—	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2024
Costless Collars - Henry Hub	380,000	370,000	330,000	310,000	310,000	—
Long Put Price ($/Mmbtu)	$2.79	$3.14	$3.17	$3.18	$3.18	—
Ceiling Price ($/Mmbtu)	$6.24	$9.28	$9.13	$9.22	$9.22	—
Natural Gas Basis Swaps - Waha Hub	330,000	350,000	350,000	330,000	330,000	270,000
	$-0.68	$-1.20	$-1.20	$-1.24	$-1.24	$-1.17

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com